Exhibit 10.1

PAYPAL HOLDINGS, INC.

EXECUTIVE CHANGE IN CONTROL AND SEVERANCE PLAN

AND

SUMMARY PLAN DESCRIPTION

As Amended and Restated, Effective as of July 24, 2024

1.	PURPOSE OF THE PLAN

The purpose of the PayPal Holdings, Inc. Executive Change in Control and Severance Plan, as amended from time to time (the “Plan”) is to encourage the full attention and dedication of certain eligible executives of the Company or any of its participating subsidiaries, to provide severance benefits to such eligible executives upon their separation from the Company or any of its participating subsidiaries and to align interests of former eligible executives with those of the Company, in each case, under the conditions described herein. The Plan is not intended to be an “employee pension benefit plan” or “pension plan” within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Rather, the Plan is intended to be an unfunded “top hat” welfare benefit plan subject to ERISA.

This document serves as both the Plan document and summary plan description. The Plan was adopted effective as of December 31, 2019, and applies to Qualifying Terminations occurring on or after January 1, 2020. The Plan was most recently amended and restated effective as of July 24, 2024 (the “2024 Amendment and Restatement Date”). The Plan replaces any and all prior policies, plans, and arrangements (whether written or unwritten) with Eligible Participants, to the extent that such policies, plans, and arrangements provide for payments to be made after termination of employment directly by an Employer, other than pursuant to an Employer retirement plan or deferred compensation plan.

2.	DEFINITIONS

(a)

Accrued Benefits – means prompt payment by the Company to an Eligible Participant of (a) any accrued but unpaid base salary through the last day of employment, (b) any unreimbursed business expenses incurred through the last day of employment subject to the Eligible Participant’s prompt delivery to the Company of all required documentation of such expenses pursuant to applicable Employer policies and (c) all other vested payments, benefits or fringe benefits to which the Eligible Participant is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant (excluding any other severance plan, policy or program) of the Company in accordance with the terms of such arrangement, plan, program or grant.

(b)	Board – means the Board of Directors of the Company.

(c)

Cause – means (a) an Eligible Participant’s failure to attempt in good faith to substantially perform his or her assigned duties, other than failure resulting from his or her death or incapacity due to physical or mental illness or impairment, which is not remedied within 30 days after receipt of written notice from the Company specifying such failure; (b) an Eligible Participant’s indictment for, conviction of or plea of nolo contendere to any felony (or any other crime involving fraud, dishonesty or moral turpitude); or (c) an Eligible Participant’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Company, except good faith expense account disputes.

(d)

Change in Control – means a “change in control” as such term is defined in the Equity Incentive Award Plan. The Compensation Committee will have full and final authority, which will be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided, that such “change in control” is a “change in control event” as defined in Treasury Regulation § 1.409A-3(i)(5).

(e)	Change in Control Period – means the period that begins 90 days prior to, and ends 24 months following, a Change in Control.

(f)	COBRA – means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(g)	Code – means the Internal Revenue Code of 1986, as amended.

(h)	Company – means PayPal Holdings, Inc. or, after a Change in Control, any Successor Entity.

(i)

Company Equity Award – means an incentive award granted to an Eligible Participant and relating to shares of common stock of the Company (“Stock”) or, after a Change in Control, the common equity of any Successor Entity, pursuant to the Equity Incentive Award Plan or otherwise, including without limitation any award of stock options, performance-based restricted stock units or restricted stock units.

(j)	Compensation Committee – means the Compensation Committee of the Board.

(k)

Disability, or to become Disabled – means an Eligible Participant’s employment with the Company terminates because (i) the Eligible Participant is unable to return to work while receiving benefits under the Company’s long term disability plan (the “LTD Plan”) or (ii) if the Eligible Participant is not covered by the LTD Plan, he or she is unable to return to work due to a long-term disability that would qualify for benefits under the LTD Plan, as determined by the Plan Administrator or a third-party designated by the Plan Administrator; provided that the Eligible Participant (x) requests in writing continued vesting due to such disability within 30 days of the date his or her employment terminates, (y) provides any requested supporting documentation, and (z) receives the Company’s written consent to such treatment.

(l)

Eligible Participant – means any employee of the Company or one of its subsidiaries (an “employee”) who meets all of the eligibility requirements set forth in Section 4 (Eligibility) and who holds a position at or above the level of Vice President.

(m)	Employer – means the Company and any U.S. subsidiary or U.S. affiliate of the Company whose voting equity is, directly or indirectly, more than fifty percent (50%) owned by the Company.

(n)	Equity Incentive Award Plan – means the Company’s Amended and Restated 2015 Equity Incentive Award Plan, as amended from time to time, or any successor thereto.

(o)	ERISA – means the Employee Retirement Income Security Act of 1974, as amended.

(p)

Good Reason – has the meaning set forth in the applicable Appendix hereto. In order to resign for Good Reason, each of the following conditions must be met: (a) the Eligible Participant must provide written notice to the Company specifying the specific basis for the Eligible Participant’s belief that the Eligible Participant is entitled to terminate employment for Good Reason (the “Notice of Good Reason Termination”) within sixty (60) days of the initial existence of the circumstance(s) constituting Good Reason, specifying in reasonable detail the circumstances constituting Good Reason, (b) the Company has failed within thirty (30) days after receipt of the Notice of Good Reason Termination to cure the circumstances specified by the Eligible Participant constituting Good Reason and (c) the Eligible Participant’s Separation Date occurs no later than sixty (60) days after the date of the Notice of Good Reason Termination, provided that the Eligible Participant must give 30 days’ prior written notice of termination, which may run concurrently with the Company’s cure period in (b).

(q)

Individual Agreement – means an individual employment letter agreement or other agreement between an employee and an Employer that provides for the payment of severance benefits outside of the Plan upon a qualifying termination of employment.

(r)

Monthly Benefit Premium Amount – means the sum of the monthly employer and employee COBRA premium rates, as in effect as of the Eligible Participant’s Separation Date, for the Eligible Participant’s and the Eligible Participant’s covered dependents’ Company health, dental and vision insurance.

(s)	Outside of a Change in Control Period – means any period that is not a Change in Control Period.

(t)	Plan Administrator – means the Compensation Committee or such other person or committee appointed from time to time by the Compensation Committee to administer the Plan.

(u)	Qualifying Retirement – has the meaning set forth in Appendix B hereto.

(v)	Qualifying Termination – has the meaning set forth in the applicable Appendix hereto.

(w)	Separation Date – means the effective date of an Eligible Participant’s Separation from Service.

(x)

Separation from Service – means, except as provided in subsections (i)-(iii) below, an employee’s termination of employment with the Employer (whether by retirement or resignation from or discharge by the Company).

i.

A Separation from Service will be deemed to have occurred if an employee and the Company reasonably anticipate, based on the facts and circumstances, that the employee will not provide any additional services for an Employer after a certain date; provided, however, that if any payments or benefits that may be provided under the Plan constitute deferred compensation within the meaning of Section 409A of the Code, a Separation from Service also will be deemed to have occurred in the event that the level of bona fide services performed by the employee after a certain date will permanently decrease to no more than 20% of the average level of bona fide services performed by the employee over the immediately preceding 36-month period.

ii.

Notwithstanding the foregoing, for purposes of the Plan, an employee’s employment relationship is treated as continuing intact while the employee is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the individual retains a right to reemployment with an Employer under an applicable statute or by contract. For purposes of the Plan, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the employee will return to perform services for an Employer. If the period of leave exceeds six months and the employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period due to such employee’s Disability, in which case such employee will not be an Eligible Participant except as otherwise provided in Section 4 of the Plan.

iii.	For purposes of the Plan, any transfer of an employee’s employment between the Company and another Employer, or between Employers will not be considered a Separation from Service.

The definition of “Separation from Service” will at all times be interpreted in accordance with the terms of Treasury Regulations Section 1.409A-1(h) and any guidance issued thereunder.

(y)	Severance Pay Benefit – means the cash severance benefit determined in accordance with the applicable Appendix hereto, and payable in accordance with Section 5 (Severance Benefits).

(z)	Successor Entity – means “successor entity” as such term is defined in the Equity Incentive Award Plan.

(aa)	Within a Change in Control Period or Within the Change in Control Period – means during a Change in Control Period.

3.	GENERAL RULES

(a)

Effective Date. The Plan was adopted effective as of December 31, 2019 (the “Effective Date”), amended and restated in 2021, and subsequently amended and restated on the 2024 Amendment and Restatement Date. It replaced all prior plans, programs, Individual Agreements and arrangements providing change in control or severance type benefits to Eligible Participants, including without limitation the PayPal Holdings, Inc. SVP and Above Standard Severance Plan and the PayPal Holdings, Inc. Change in Control Severance Plan for Key Employees, each of which terminated as of the Effective Date, and severance benefits under any offer letter or other agreement between the Company or any of its affiliates, on the one hand, and such Eligible Participant, on the other hand, in accordance with the Participation Agreement executed by such Eligible Participant.

(b)

Amendment and Termination. The Company is under no obligation to continue the Plan for any period of time. The Plan Administrator, in its sole discretion, reserves the right to modify, amend or terminate the Plan (including the benefits set forth in the appendices of the Plan), in whole or in part, at any time and for any or no reason with respect to any employee or all employees at any time prior to his, her or their receipt of any severance benefits; provided, however, that in no event will the Plan be terminated, or modified or amended in any manner that is adverse to (i) any Eligible Participants at any time during the Change in Control Period or (ii) any Eligible Participant who is receiving payments or benefits under the Plan as a result of a Qualifying Termination. For the avoidance of doubt, the foregoing prohibition does not and will not require that all Eligible Participants receive the same severance benefits that the Plan Administrator may in its sole discretion choose to provide to any given Eligible Participant.

(c)

Benefits Non-Assignable. Benefits under the Plan may not be anticipated, assigned or alienated; provided that if an Eligible Participant becomes entitled to a benefit and dies before payment is made, such Eligible Participant’s heirs will be entitled to the payment.

(d)

Governing Laws. The Plan is intended to be a “top hat plan” and will be interpreted, administered and enforced in accordance with ERISA. It is expressly intended that ERISA preempt the application of state laws to the Plan to the maximum extent permitted by Section 514 of ERISA. To the extent that state law is applicable, the statutes and common law of the State of Delaware will apply. Except as may otherwise be provided in Section 8 or an applicable Appendix hereto, the parties irrevocably and unconditionally submit to the jurisdiction and venue of U.S. District Court for the District of Delaware for purposes of any suit, action or other proceeding arising out of, or relating to or in connection with the Plan.

(e)

No Right to Continued Employment. Neither the Plan nor any action taken with respect to it confers upon any person the right to continue in the employ of the Company or any of its subsidiaries or affiliates. Employees will continue to be employed “at-will,” as defined under applicable law.

(f)

Funding. The Company or one of its affiliates will make all payments under the Plan, and pay all expenses of the Plan, from its general assets. Nothing contained in the Plan gives any Eligible Participant or any other person any right, title, or interest in any property of the Company or any of its affiliates.

(g)

Severability. The provisions of the Plan are severable. If any provision of the Plan is deemed legally or factually invalid or unenforceable to any extent or in any application, then the remainder of the provisions of the Plan, except to such extent or in such application, will not be affected, and each and every provision of the Plan will be valid and enforceable to the fullest extent and in the broadest application permitted by law.

4.	ELIGIBILITY

(a)	General Eligibility. The benefits under the Plan are limited to employees of an Employer who satisfy each of the following conditions, as determined by the Plan Administrator in its sole discretion:

i.	The employee is classified as an Eligible Participant;

ii.	The employee’s employment with the Company or its affiliates is terminated due to a Qualifying Termination;

iii.

The employee is actively at work through the last day of work designated by an Employer, unless (A) the employee is absent due to an approved absence from work (including leave under the Family and Medical Leave Act) or (B) unless otherwise designated by his or her written agreement with the Employer;

iv.

The employee executes and does not revoke a Separation Agreement (the “Separation Agreement”) and a waiver and general release of claims (the “Release”), each in the form and within the period specified by Plan Administrator or its delegate; and

v.	The employee returns all property of any Employer and settles all expenses owed to the Employer and any of its subsidiaries or affiliates.

(b)	Exclusions from Eligibility. Unless the Plan Administrator provides otherwise in writing, the following employees are not eligible to participate in the Plan:

i.

Any employee who is eligible to receive severance payments and/or benefits under an Individual Agreement from and after the Effective Date, except as expressly provided otherwise in the Individual Agreement;

ii.	In the case of an involuntary termination of employment, any Eligible Participant who terminates employment prior to the stated Separation Date as set forth in his or her Separation Agreement; and

iii.	Any Eligible Participant whose employment is terminated for any of the following reasons:

•	Resignation or other voluntary termination of employment, other than for Good Reason or a Qualifying Retirement, as provided in the Plan; or

•	Termination for Cause.

iv.	Any employee whose principal place of employment with the Company or any of its participating subsidiaries is outside of the United States, as determined by the Plan Administrator in its discretion.

5.	SEVERANCE BENEFITS

(a)

Accrued Benefits. The Company (or one of its affiliates) will make payment or otherwise provide all Accrued Benefits when due. Such obligation will not be subject to the Eligible Participant’s execution of a Separation Agreement or Release.

(b)

Severance Pay Benefit. The Company will pay to the Eligible Participant a Severance Pay Benefit in an amount determined in accordance with the applicable Appendix, subject to the reductions set forth below; provided, however, that the Plan Administrator, in its sole discretion and on a case-by-case basis, may increase (but not decrease, except as provided below) such Severance Pay Benefit payable to an Eligible Participant.

(c)

Reduction of Severance Pay Benefit. Unless an Employer, in its sole discretion, provides otherwise in writing, the amount of the Severance Pay Benefit payable to an Eligible Participant will be reduced as follows:

i.

In the event that an Employer triggers Worker Adjustment and Retraining Notification Act (“WARN”) (or other similar federal or state statute), any Severance Pay Benefit will be offset by any amount paid pursuant to WARN. If the Employer provides pay-in-lieu-of-notice to the Eligible Participant instead of advance notice of his or her termination of employment in accordance with the requirements of WARN, then the amount of such Eligible Participant’s Severance Pay Benefit will be reduced (but not below zero) by any amount required to be paid or otherwise owing to the employee under WARN.

ii.

An Eligible Participant’s Severance Pay Benefit will be reduced by any outstanding debt owed by the employee to the Company or any of its affiliates, where permitted by law, including but not limited to loans granted by an Employer or any advanced commissions, bonuses, vacation pay, salary and/or expenses.

iii.

In addition, an Eligible Participant’s Severance Pay Benefit will be inclusive of, and not in addition to, any severance or termination payments that may be required to be paid by statute or other governmental mandate of applicable laws.

iv.

In the event of a Change in Control, where an accounting firm designated by the Company determines that (x) the aggregate amount of the payments and benefits that (but for the application of this paragraph) would be payable to an Eligible Participant under the Plan and/or any other plan, policy or arrangement of the Company or of its affiliates, exceeds (y) the greatest amount of payments and benefits that could be paid or provided to the Eligible Participant without giving rise to any liability for any excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Eligible Participant will either (1) pay the Excise Tax and receive all such payments and benefits as may be payable to him or her, or (2) only receive the aggregate amount of such payments and benefits payable or to be provided to the Eligible Participant that would not exceed the greatest amount of payments and benefits that could be paid or provided to the Eligible Participant without giving rise to any liability for any Excise Tax (such reduced amount of payments and benefits, the “Reduced Benefit Amount”), whichever of the two courses of action in clause (1) or clause (2) hereof produces the greatest after-tax benefit to the Eligible Participant. In the event the Reduced Benefit Amount is paid, the reduction in such payments or benefits pursuant to the immediately preceding sentence will be made in the following order: first, by reducing the Severance Pay Benefit; second, by reducing any health premium payments or reimbursements provided pursuant to the Plan; third, by reducing the accelerated vesting of any then outstanding performance-based Company Equity Awards in reverse order of their scheduled vesting dates; and fourth, by reducing the accelerated vesting of any then outstanding time-vested Company Equity Awards, in reverse order of their scheduled vesting dates.

(d)

Payment of Severance Pay Benefit. The Company will pay the Severance Pay Benefit in a lump sum cash payment. Payment will be made as soon as practicable after the later of the Eligible Participant’s Separation Date or the date on which such employee’s Separation Agreement and/or Release become effective (i.e., the date the Separation Agreement and/or Release cannot be revoked by the employee), but in any event not later than 60 days following the Eligible Participant’s Separation Date; provided, that if the Separation Date occurs within the 90-day period prior to the date of a Change in Control, then the amount of the Severance Pay Benefit payable in connection with the Change in Control will be paid within 60 days after the date of the Change in Control and will be reduced by any Severance Pay Benefit paid prior to such payment date under the Plan.

(e)

Annual Incentive Plan. If an Eligible Participant is eligible to participate in the Annual Incentive Plan of the Company or an applicable successor plan (the “AIP”) for the year immediately prior to the year in which he or she experiences a Separation from Service eligible for benefits under the Plan, and the Separation from Service occurs prior to the payment of bonuses under the AIP with respect to such prior year, subject to such Eligible Participant’s execution and non-revocation of a Separation Agreement and Release and compliance with the Release/Certification Requirements set forth in Appendix B, the Eligible Participant will be eligible to receive a bonus based on and subject to the attainment of applicable performance objectives for such prior year; provided that for such purpose the Eligible Participant will be deemed to have satisfied any individual performance component of such bonus at the target level. Any AIP-related payment or settlement of equity pursuant to this paragraph will be in accordance with the applicable terms and conditions of the AIP and will occur on the date that participants in the AIP receive their bonuses in respect of the applicable fiscal year and may occur via settlement of AIP Shares, as defined in the relevant AIP, as determined by the Plan Administrator in its discretion. In addition, to the extent an Eligible Participant is eligible to receive a prorated AIP bonus under Appendix A or C in respect of the fiscal year of the Company in which his or her Separation Date occurs, the Company will pay such amount determined in accordance with the applicable Appendix in a cash lump sum, settlement of AIP Shares, or a combination thereof, as determined by the Plan Administrator in its discretion, not later than 2 1⁄2 months after the last day of the applicable fiscal year.

(f)

Health Benefits. To be eligible to receive any Health Benefits under Appendix A or C in connection with Qualifying Terminations Outside of a Change in Control Period, each of the following conditions must be met: (1) the Eligible Participant must participate in a health plan of the Company or its affiliate as of the day immediately prior to the Eligible Participant’s Separation Date and (2) the Eligible Participant must be eligible for COBRA as of the Separation Date and timely elect to receive continued healthcare coverage pursuant to COBRA. If the foregoing conditions are met and the Eligible Participant experiences a Qualifying Termination Outside of a Change in Control Period, subject to the conditions of the Plan, the Eligible Participant will be eligible for continued health benefits or a cash payment in lieu of such benefits, as determined at the discretion of the Plan Administrator, to the extent set forth in the applicable Appendix hereto. Specifically, in connection with Qualifying Terminations Outside of a Change in Control Period, the Company will pay or reimburse such Eligible Participant for the Monthly Benefit Premium Amount, as set forth in the applicable Appendix hereto. Payment or reimbursement of the Monthly Benefit Premium Amount may take the form of continued Company-subsidized health care coverage or payments in lieu thereof at the Monthly Benefit Premium Amount rate, as determined in the Plan Administrator’s discretion. Any such Monthly Benefit Premium Amounts shall be paid or reimbursed in appropriate installments as they become due. This period of continued benefits shall run concurrently with (and shall count against) the Company’s obligation to provide continuation coverage pursuant to COBRA.

(g)

Company Equity Awards. Each Company Equity Award held by an Eligible Participant and outstanding as of such Eligible Participant’s Separation Date will be treated in the manner set forth in the applicable Appendix hereto.

(h)	Other Benefits. The Company or one of its affiliates will provide the Eligible Participant with any other benefits (if any) to the extent set forth in the applicable Appendix hereto.

(i)

Withholding. The Company or one of its affiliates will withhold such amounts from payments under the Plan as it determines necessary or appropriate to fulfill any federal, state or local wage or compensation withholding requirements and to satisfy any exit tax obligations the Eligible Participant has with respect to the Company or its affiliates.

6.	ADMINISTRATION OF THE PLAN

The Plan Administrator will have sole authority and discretion to administer and construe the terms of the Plan. Without limiting the generality of the foregoing, the Plan Administrator will have the following powers and duties:

•	To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

•	To amend and terminate the Plan in accordance with Section 3;

•	To interpret the Plan, its interpretation thereof to be final and conclusive on all persons for purposes of the Plan;

•	To decide all questions concerning the Plan, including the eligibility of any person to participate in, and receive benefits under, the Plan; and

•	To appoint and/or retain such employees, agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan.

7.	CLAIMS PROCEDURE

The Plan Administrator reviews and authorizes payment of severance benefits for those employees who qualify under the provisions of the Plan. No claim forms need be submitted. Questions regarding payment of severance benefits under the Plan should be directed to the Plan Administrator.

If an employee believes he or she is not receiving severance payments and benefits hereunder which are due, the employee should file a written claim for the benefits with the Plan Administrator. A decision on whether to grant or deny the claim will be made within 90 days following receipt of the claim. If more than 90 days is required to render a decision, the employee will be notified in writing of the reasons for delay. In any event, however, a decision to grant or deny a claim will be made by not later than 180 days following the initial receipt of the claim.

If the claim is denied, in whole or in part, the employee will receive a written explanation containing the following information:

•	The specific reason(s) for the denial, including a reference to the Plan provisions on which the denial is based;

•	A description of any additional material or information necessary for the employee to perfect the claim and an explanation of why such material or information is necessary; and

•

A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the employee’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review.

If the employee wishes to appeal this denial, the employee may write within 60 days after receipt of the notification of denial. The claim will then be reviewed by the Plan Administrator, and the employee will receive written notice of the final decision within 60 days after the request for review. If more than 60 days are required to render a decision, the employee will be notified in writing of the reasons for delay. In any event, however, the employee will receive a written notice of the final decision within 120 days after the request for review.

As part of the Plan’s appeal process, the employee will be afforded:

•	The opportunity to submit written comments, documents, records, and other information relating to the claim for benefits;

•	Upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the employee’s claim for benefits; and

•

A review that takes into account all comments, documents, records and other information submitted by the employee relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

If the decision on appeal is upheld, in whole or in part, the employee will receive a written explanation containing the following information:

•	The specific reason(s) for the decision, including a reference to the Plan provisions on which the decision is based;

•

A statement that the employee is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the employee’s claim for benefits; and

•	A statement of the employee’s right to bring an action under Section 502(a) of ERISA.

No legal action for benefits under the Plan may be brought unless the action is commenced within one year from the date of the final decision on appeal has been made. No person may bring an action for any alleged wrongful denial of Plan benefits in a court of law unless the claims procedures set forth above are exhausted and a final determination is made. If the employee or other interested person challenges a decision, a review by the court of law will be limited to the facts, evidence and issues presented during the claims procedure set forth above. Facts and evidence that become known to the employee or other interested person after having exhausted the claims procedure must be brought promptly to the attention of the Plan Administrator for reconsideration of the claims determination. Issues not raised with the Plan Administrator will be deemed waived.

8.	ARBITRATION

Any and all disputes under, in connection with or with regards to the Plan must be arbitrated; provided, however, the Company or Eligible Participant may apply to a court of competent jurisdiction in accordance with Section 3(d) hereof for temporary or preliminary injunctive or other equitable relief in connection with any dispute or claim relating to any actual or threatened breach of any of the “Restrictions” set forth in Appendix B hereto. Notwithstanding the prior sentence, the obligation to arbitrate does not apply to any claim required by law to be resolved in a forum other than arbitration, which claims shall be resolved in the appropriate forum as required by the laws then in effect. All arbitration related to this Plan shall be conducted by a neutral arbitrator through Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in accordance the then current JAMS Employment Arbitration Rules and Procedures. A copy of the current JAMS rules can be found at www.jamsadr.com/rules-employment-arbitration. This Section 8 and any arbitration brought pursuant to this Plan shall be governed by the Federal Arbitration Act (FAA).

9.	SECTION 409A

Notwithstanding anything contained in the Plan to the contrary, to the maximum extent permitted by applicable law, no employee will have a legally binding right to payments under the Plan unless and until amounts are actually paid to them. To the extent that an employee is deemed to have a legally binding right to a payment under the Plan, then amounts payable under the Plan will be made in reliance upon Treasury Regulation Section 1.409A-1(b)(9) (Separation Pay Plans) or Treasury Regulation

Section 1.409A-1(b)(4) (Short-Term Deferrals) and exempt from Section 409A of the Code as a result of such reliance. Each payment to which an employee is entitled under the Plan will be considered a separate and distinct payment. In addition, (i) no amount payable hereunder will be payable unless the employee’s termination of employment constitutes a Separation from Service and (ii) if the employee is deemed at the time of his or her Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, then to the extent delayed commencement of any portion of the termination benefits to which Eligible Participant is entitled under the Plan is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the employee’s termination benefits will not be provided to the employee prior to the earlier of (A) the expiration of the six-month period measured from the Eligible Participant’s Separation Date or (B) the date of the employee’s death. Upon the earlier of such dates, all payments deferred pursuant to this Section 9 will be paid in a lump sum to the employee without interest, and any remaining payments due under the Plan will be paid as otherwise provided. The determination of whether the employee is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of his or her Separation from Service will be made by the Company in accordance with the terms of Section 409A of the Code (including without limitation Treasury Regulation Section 1.409A-1(i) and any successor provision thereto). To the extent applicable, if payment of an amount under the Plan could be paid in one of two calendar years subject to the delivery of a Separation Agreement and it is determined that payment of such amount in the earlier of such two years could constitute noncompliance with Section 409A of the Code, then such amount will be paid in the later of such two years.

10.	STATEMENT OF ERISA RIGHTS

Eligible Participants in the Plan are entitled to certain rights and protections under ERISA. ERISA provides that all plan Eligible Participants will be entitled to, as applicable:

•

Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the plan and a copy of the latest annual report (Form 5500 Series) filed by the plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

•

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the plan and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The administrator may make a reasonable charge for the copies.

•	Obtain a complete list of the Employers sponsoring the Plan upon written request to the Plan Administrator.

•	Receive a summary of the Plan’s annual financial report, if any. The Plan Administrator is required by law to furnish each Eligible Participant with a copy of this summary annual report.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for plan Eligible Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of all Plan Eligible Participants and beneficiaries. No one, including any Employer, any union, or any other person, may fire an employee or otherwise discriminate against him or her in any way to prevent them from obtaining a benefit under the Plan or exercising their rights under ERISA.

Enforce Your Rights

If an employee’s claim for a severance benefit is denied or ignored, in whole or in part, he or she has a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps an employee can take to enforce the above rights. For instance, if he or she requests a copy of plan documents or the latest annual report from the plan and does not receive them within 30 days, he or she may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay him or her up to $110 a day until he or she receives the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If an employee has a claim for benefits which is denied or ignored, in whole or in part, he or she may file suit in a state or Federal court. In addition, if he or she disagrees with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, he or she may file suit in Federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if an employee is discriminated against for asserting his or her rights, he or she may seek assistance from the U.S. Department of Labor, or may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If an employee is successful, the court may order the person he or she has sued to pay these costs and fees. If the employee loses, the court may order him or her to pay these costs and fees, for example, if it finds the claim is frivolous.

11.	ASSISTANCE WITH QUESTIONS

If an employee has any questions about the Plan, he or she should contact the Plan Administrator. If an employee has any questions about this statement or about his or her rights under ERISA, or if the employee needs assistance in obtaining documents from the Plan Administrator, the employee should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. An employee may also obtain certain publications about his or her rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

ADMINISTRATIVE INFORMATION

REQUIRED BY ERISA

Plan Sponsor and Plan Administrator, including address and telephone:	PayPal Holdings, Inc. Compensation Committee of the PayPal Holdings, Inc. Board of Directors 2211 North First Street San Jose, CA 95131 (408) 967-1000

Name and address of person designated as agent for service of process:	Isabel Cruz EVP, Chief People Officer PayPal Holdings, Inc. 2211 North First Street San Jose, CA 95131 (408) 967-1000

Basis on which Plan records are kept:	Calendar year - January 1 to December 31

Type of Plan:	Unfunded welfare benefit severance plan

EIN:	47-2989869

APPENDIX A

SEVERANCE BENEFITS (CEO AND EVPS)

Under the Plan, Eligible Participants serving as the Chief Executive Officer of the Company, or as an Executive Vice President of the Company, are entitled to the severance benefits set forth in this Appendix A if they experience a Qualifying Termination, based on their employment classification as of the Separation Date, which will be paid or provided in accordance with the terms and conditions of the Plan to which this Appendix A is attached. The definitions of capitalized terms defined in this Appendix A apply to Appendix A only, as specified herein.

Chief Executive Officer
Outside of a Change in Control Period
Qualifying Termination

“Qualifying Termination” will mean:

(a)   involuntary termination of the Eligible Participant’s employment by the Company for a reason other than Cause or Disability;

(b)   resignation by the Eligible Participant due to Good Reason; or

(c)   solely for purposes of Company Equity Award Treatment, the Eligible Participant’s death or Disability.

“Good Reason” will mean:

(a)   a material reduction in the Eligible Participant’s annual base salary;

(b)   a material reduction in the Eligible Participant’s annual target bonus opportunity;

(c)   a material reduction in the Eligible Participant’s authority, duties or responsibilities as Chief Executive Officer (which would include a failure to report to the Board); or

(d)   any material breach by the Company of the offer letter agreement between the Company and the Eligible Participant, as amended from time to time; in each case without such Eligible Participant’s written consent and subject to the notice and cure conditions set forth in the Plan.

Pursuant and subject to the terms and conditions of the Plan and this Appendix A, if the Chief Executive Officer is an Eligible Participant who experiences a Qualifying Termination Outside of a Change in Control Period, subject to such Eligible Participant’s execution and non-revocation of a Separation Agreement and Release and compliance with the Release/Certification Requirements set forth in Appendix B, such Eligible Participant shall be entitled to receive the Severance Pay Benefit, Health Benefits, and Company Equity Award Treatment set forth immediately below; provided that, if the Qualifying Termination is due to the Eligible Participant’s death or Disability, the Eligible Participant shall only be eligible for the Company Equity Award Treatment set forth immediately below and in Appendix B.

Severance Pay Benefit	Severance Pay Benefit will mean 1.5 times the sum of the Eligible Participant’s (i) annual rate of base salary immediately prior to the Separation Date (without regard to any reduction by the Company that gives rise to Good Reason) and (ii) target AIP bonus amount for the year in which the Separation Date occurs.

Health Benefits	The Eligible Participant will be eligible for the reimbursement or payment of 18 months of the Monthly Benefit Premium Amount, or, if shorter, for the number of months until the Eligible Participant becomes covered under a group health plan maintained by a subsequent employer, or other health plans, such as Medicare.

Company Equity Award Treatment

The Eligible Participant will be eligible for the following Company Equity Award severance benefits:

(a)   Time-Based Awards. All Company Equity Awards that are unvested as of the date immediately prior to the Eligible Participant’s Separation Date and vest solely based on the continued service of the Eligible Participant (i.e., time-vesting awards) will be eligible to continue vesting until (but exclusive of) the 12-month anniversary of the Separation Date in accordance with their original vesting schedule and shall settle in shares of Stock within sixty (60) days after the applicable vesting date; provided that to the extent any such Company Equity Award is scheduled to vest more frequently than annually, any continued vesting date not falling on an anniversary of the grant date of such Company Equity Award shall be deemed to fall on the next following anniversary of such grant date.

(b)   Performance-Based Awards. All Company Equity Awards that are unvested as of the date immediately prior to the Eligible Participant’s Separation Date and vest based on the achievement of performance targets over a given performance period, other than any AIP Shares, will remain outstanding and eligible to vest if the performance period applicable to such awards is scheduled to end before the 12-month anniversary of the Separation Date, based solely on actual achievement of the applicable Company performance targets for any performance period that ends prior to the 12-month anniversary of the Separation Date, and following the end of the performance period, the Company will determine the number of shares of Stock subject to such Company Equity Awards earned based on actual Company achievement of the performance goals pursuant to the terms and conditions of the applicable award agreements, and such Company Equity Awards will be settled in accordance with the terms and conditions of the applicable award agreement on the date that similar awards held by other participants are settled, but in any case, within sixty (60) days after the applicable vesting date.

For the avoidance of doubt, any continued vesting of Company Equity Awards pursuant to this section shall be subject to the Eligible Participant satisfying the Release/Certification Requirements set forth in Appendix B.

Chief Executive Officer

Within a Change in Control Period

Qualifying Termination

“Qualifying Termination” will mean:

(a)   involuntary termination of the Eligible Participant’s employment by the Company for a reason other than Cause or Disability;

(b)   resignation by the Eligible Participant due to Good Reason; or

(c)   solely for purposes of Company Equity Award Treatment, the Eligible Participant’s death or Disability.

“Good Reason” will mean:

(a)   a material reduction in the Eligible Participant’s annual base salary;

(b)   a material reduction in the Eligible Participant’s annual target bonus opportunity;

(c)   a material reduction in the Eligible Participant’s authority, duties or responsibilities as Chief Executive Officer (which would include a failure to report to the board of directors of the Successor Entity) or the failure of the Eligible Participant to serve as Chief Executive Officer of a publicly traded corporation; or

(d)   any material breach by the Company of the offer letter agreement between the Company and the Eligible Participant, as amended from time to time; in each case without such Eligible Participant’s written consent and subject to the notice and cure conditions set forth in the Plan.

Pursuant and subject to the terms and conditions of the Plan and this Appendix A, if the Chief Executive Officer is an Eligible Participant who experiences a Qualifying Termination Within a Change in Control Period, subject to such Eligible Participant’s execution and non-revocation of a Separation Agreement and Release and compliance with the Release/Certification Requirements set forth in Appendix B, such Eligible Participant shall be entitled to receive the Severance Pay Benefit, Health Benefits, Company Equity Award Treatment and Outplacement benefit set forth immediately below; provided that, if the Qualifying Termination is due to the Eligible Participant’s death or Disability, the Eligible Participant shall only be eligible for the Company Equity Award Treatment set forth immediately below and in Appendix B.

Severance Pay Benefit

Severance Pay Benefit will mean:

(a)   Two times the sum of the Eligible Participant’s (i) annual rate of base salary immediately prior to the Separation Date (without regard to any reduction by the Company that gives rise to Good Reason) and (ii) target AIP bonus amount for the year in which the Separation Date occurs; and

(b)   Prorated AIP bonus amount for the year in which the Separation Date occurs, based on the number of full months Eligible Participant was employed with the Company during the AIP performance period and the actual Company performance through the end of the AIP performance period and target level of individual performance, settled in the form provided for under the terms and conditions of the relevant AIP, including without limitation, AIP Shares, if applicable.

Health Benefits	The Eligible Participant will be eligible for a lump sum payment of the product of (x) the Monthly Benefit Premium Amount and (y) 24, to be paid within sixty (60) days following the later of (a) the Separation Date and (b) the Change in Control.

Company Equity Award Treatment

The Eligible Participant will be eligible for the following Company Equity Award severance benefits:

(a)   Time-Based Awards. All Company Equity Awards that are unvested as of the date immediately prior to the Eligible Participant’s Separation Date and vest solely based on the continued service of the Eligible Participant, will be treated as though immediately vested on the later of (a) the Eligible Participant’s Separation Date and (b) the Change in Control. All such Company Equity Awards will be settled through the vesting and issuance or delivery of shares of Stock within sixty (60) days after the later of (a) the Eligible Participant’s Separation Date and (b) the Change in Control.

(b)   Performance-Based Awards. If a Change in Control occurs during the performance period applicable to a Company Equity Award that vests based on the achievement of performance targets over a given performance period, other than any AIP Shares, then such Company Equity Award will be subject to Section 11.2 of the Equity Incentive Award Plan. In the event the Eligible Participant’s Separation Date occurs Within the Change in Control Period and (i) on or following the consummation of the Change in Control, then such Company Equity Awards will be treated as though immediately vested on the Eligible Participant’s Separation Date, or (ii) prior to the consummation of the Change in Control, then such Company Equity Awards will be treated as though immediately vested on the consummation of the Change in Control. All such Company Equity Awards will be settled through the vesting and issuance or delivery of shares of Stock within sixty (60) days after the applicable vesting date.

Outplacement	The Eligible Participant will be eligible for transition program services, to the extent permitted by the Company’s transition program services policies, as they may be in effect from time to time.

Executive Vice President

Outside of a Change in Control Period

Qualifying Termination

“Qualifying Termination” will mean:

(a)   involuntary termination of the Eligible Participant’s employment by the Company for a reason other than Cause or Disability; or

(b)   solely for purposes of Company Equity Award Treatment, the Eligible Participant’s death or Disability.

Pursuant and subject to the terms and conditions of the Plan and this Appendix A, if an Executive Vice President is an Eligible Participant who experiences a Qualifying Termination Outside of a Change in Control Period, subject to such Eligible Participant’s execution and non-revocation of a Separation Agreement and Release and compliance with the Release/Certification Requirements set forth in Appendix B, such Eligible Participant shall be entitled to receive the Severance Pay Benefit, Health Benefits, Company Equity Award Treatment and Outplacement benefits set forth immediately below; provided that, if the Qualifying Termination is due to the Eligible Participant’s death or Disability, the Eligible Participant shall only be eligible for the Company Equity Award Treatment set forth immediately below and in Appendix B.

Severance Pay Benefit	Severance Pay Benefit will mean 1 times the sum of the Eligible Participant’s (i) annual rate of base salary immediately prior to the Separation Date and (ii) target AIP bonus amount for the year in which the Separation Date occurs.

Health Benefits	The Eligible Participant will be eligible for the reimbursement or payment of 12 months of the Monthly Benefit Premium Amount, or, if shorter, for the number of months until the Eligible Participant becomes covered under a group health plan maintained by a subsequent employer, or other health plans, such as Medicare.

Company Equity Award Treatment

The Eligible Participant will be eligible for the following Company Equity Award severance benefits:

(a)   Time-Based Awards. All Company Equity Awards that are unvested as of the date immediately prior to the Eligible Participant’s Separation Date and vest solely based on the continued service of the Eligible Participant (i.e., time-vesting awards) will be eligible to continue vesting until (but exclusive of) the 12-month anniversary of the Separation Date in accordance with their original vesting schedule and shall settle in shares of Stock within sixty (60) days after the applicable vesting date; provided that to the extent any such Company Equity Award is scheduled to vest more frequently than annually, any continued vesting date not falling on an anniversary of the grant date of such Company Equity Award shall be deemed to fall on the next following anniversary of such grant date.

(b)   Performance-Based Awards. All Company Equity Awards that are unvested as of the date immediately prior to the Eligible Participant’s Separation Date and vest based on the achievement of performance targets over a given performance period, other than any AIP Shares, will remain outstanding and eligible to vest if the performance period applicable to such awards is scheduled to end before the 12-month anniversary of the Separation Date, based solely on actual achievement of the applicable Company performance targets for any performance period that ends prior to the 12-month anniversary of the Separation Date, and following the end of the performance period, the Company will determine the number of shares of Stock subject to such Company Equity Awards earned based on actual Company achievement of the performance goals pursuant to the terms and conditions of the applicable award agreements, and such Company Equity Awards will be settled in accordance with the terms and conditions of the applicable award agreement on the date that similar awards held by other participants are settled, but in any case, within sixty (60) days after the applicable vesting date.

For the avoidance of doubt, any continued vesting of Company Equity Awards pursuant to this section shall be subject to the Eligible Participant satisfying the Release/Certification Requirements set forth in Appendix B.

Outplacement	The Eligible Participant will be eligible for transition program services, to the extent permitted by the Company’s transition program services policies, as they may be in effect from time to time.

Executive Vice President

Within a Change in Control Period

Qualifying Termination

“Qualifying Termination” will mean:

(a)   involuntary termination of the Eligible Participant’s employment by the Company for a reason other than Cause or Disability;

(b)   resignation by the Eligible Participant due to Good Reason; or

(c)   solely for purposes of Company Equity Award Treatment, the Eligible Participant’s death or Disability.

“Good Reason” will mean:

(a)   a material reduction in the Eligible Participant’s annual base salary;

(b)   a material reduction in the Eligible Participant’s annual target bonus opportunity;

(c)   a material reduction in the Eligible Participant’s authority, duties or responsibilities (which would include a failure to report to the Chief Executive Officer);

(d)   a requirement by the Company that the Eligible Participant relocate his or her primary office to a location that is more than 35 miles from the location of his or her primary office immediately prior to the Change in Control; or

(e)   any material breach by the Company of the offer letter agreement between the Company and the Eligible Participant, as amended from time to time; in each case without such Eligible Participant’s written consent and subject to the notice and cure conditions set forth in the Plan.

Pursuant and subject to the terms and conditions of the Plan and this Appendix A, if an Executive Vice President is an Eligible Participant who experiences a Qualifying Termination Within a Change in Control Period, subject to such Eligible Participant’s execution and non-revocation of a Separation Agreement and Release and compliance with the Release/Certification Requirements set forth in Appendix B, such Eligible Participant shall be entitled to receive the Severance Pay Benefit, Health Benefits, Company Equity Award Treatment and Outplacement benefit set forth immediately below; provided that, if the Qualifying Termination is due to the Eligible Participant’s death or Disability, the Eligible Participant shall only be eligible for the Company Equity Award Treatment set forth immediately below and in Appendix B.

Severance Pay Benefit

Severance Pay Benefit will mean:

(a)   Two times the sum of the Eligible Participant’s (i) annual rate of base salary immediately prior to the Separation Date (without regard to any reduction by the Company that gives rise to Good Reason) and (ii) target AIP bonus amount for the year in which the Separation Date occurs; and

(b)   Prorated AIP bonus amount for the year in which the Separation Date occurs, based on the number of full months Eligible Participant was employed with the Company during the AIP performance period and the actual Company performance through the end of the AIP performance period and target level of individual performance, settled in the form provided for under the terms and conditions of the relevant AIP, including without limitation, AIP Shares, if applicable.

Health Benefits	The Eligible Participant will be eligible for a lump sum payment of the product of (x) the Monthly Benefit Premium Amount and (y) 24, to be paid within sixty (60) days following the later of (a) the Separation Date and (b) the Change in Control.

Company Equity Award Treatment

The Eligible Participant will be eligible for the following Company Equity Award severance benefits:

(a)   Time-Based Awards. All Company Equity Awards that are unvested as of the date immediately prior to the Eligible Participant’s Separation Date and vest solely based on the continued service of the Eligible Participant, will be treated as though immediately vested on the later of (a) the Eligible Participant’s Separation Date and (b) the Change in Control. All such Company Equity Awards will be settled through the vesting and issuance or delivery of shares of Stock within sixty (60) days after the later of (a) the Eligible Participant’s Separation Date and (b) the Change in Control.

(b)   Performance-Based Awards. If a Change in Control occurs during the performance period applicable to a Company Equity Award that vests based on the achievement of performance targets over a given performance period, other than any AIP Shares, then such Company Equity Award will be subject to Section 11.2 of the Equity Incentive Award Plan. In the event the Eligible Participant’s Separation Date occurs Within the Change in Control Period and (i) on or following the consummation of the Change in Control, then such Company Equity Awards will be treated as though immediately vested on the Eligible Participant’s Separation Date, or (ii) prior to the consummation of the Change in Control, then such Company Equity Awards will be treated as though immediately vested on the consummation of the Change in Control. All such Company Equity Awards will be settled through the vesting and issuance or delivery of shares of Stock within sixty (60) days after the applicable vesting date.

Outplacement	The Eligible Participant will be eligible for transition program services, to the extent permitted by the Company’s transition program services policies, as they may be in effect from time to time.

APPENDIX B

EXECUTIVE LONG TERM INCENTIVE PROGRAM

Under the Plan, Eligible Participants are entitled to the benefits set forth in this Appendix B, which will be paid or provided in accordance with the terms and conditions of the Plan to which this Appendix B is attached. The definitions of capitalized terms defined in this Appendix B apply to Appendix B only.

Executive Long Term Incentive Program

Qualifying Termination

For purposes of the Executive Long Term Incentive Program (the “ELTIP”) only:

“Qualifying Termination” will mean:

(a)   a Qualifying Retirement (as defined below); or

(b)   the Eligible Participant’s death or Disability.

“Qualifying Retirement” will mean a voluntary resignation by an Eligible Participant from the Company and its subsidiaries which satisfies each of the following requirements:

(a)   The Eligible Participant provides sufficient advance notice to the Company, which, unless otherwise determined by the Plan Administrator, shall be no less than 12 months;

(b)   The resignation is upon terms and conditions mutually agreed to by the Company and the Eligible Participant;

(c)   The Eligible Participant has provided a minimum of seven (7) years of continuous service to the Company as a Vice President or a higher position of the Company as of the day of such Eligible Participant’s voluntary resignation; and

(d)   The Eligible Participant is sixty (60) years of age or older.

In order for any termination to be a Qualifying Termination for purposes of the ELTIP (other than death), the Eligible Participant must (i) provide services as requested by the Company in a cooperative and professional manner following notification of employment termination, and (ii) satisfy the Release/Certification Requirements set forth below.

Release/Certification Requirements

To qualify for the Company Equity Award Treatment after a Qualifying Retirement or Disability as set forth in this ELTIP and to qualify for the benefits set forth in Appendix A or C for a Qualifying Termination (as defined in Appendix A or C, as applicable), the Eligible Participant must satisfy each of the following requirements:

•  the Eligible Participant must timely execute and deliver a release of claims in favor of the Company, in the form and within the period specified by the Plan Administrator or its delegate;

•  with respect to a Qualifying Retirement, prior to the termination of employment, the Eligible Participant must provide written confirmation to the Company that he or she meets all of the Qualifying Retirement eligibility criteria and receive written consent from the Company that the Eligible Participant’s termination of employment constitutes a Qualifying Retirement;

•  while the employment restrictions (see “Restrictions” below) are outstanding, the Eligible Participant must certify in the form specified by the Plan Administrator, prior to each vesting date, that the Eligible Participant complies with the employment restrictions from the date of termination of employment through the applicable vesting date;

•  with respect to Disability, such Eligible Participant must satisfy the requirements described above and receive written consent from the Company for such continued vesting; and

•  in all cases, the Eligible Participant must comply with all other terms of this ELTIP and the Plan, including each of the restrictions identified below.

Restrictions

The Eligible Participant is subject to continued certification of his or her compliance with all of the following restrictions in the form specified by the Plan Administrator. Subject to all of the other terms and conditions set forth in this Plan, all benefits provided under the Plan except Accrued Benefits (including, without limitation, pursuant to Appendix A, B and C), shall become vested and payable to an Eligible Participant only if the Eligible Participant complies with all of the following restrictions, as determined by the Plan Administrator in good faith.

Confidentiality

The Eligible Participant must comply with the confidentiality provisions set forth in the Company’s Proprietary Information and Inventions Agreement (the “PIIA”) during and following his or her employment with the Company.

Non-Solicitation of Employees and Customers

During the Eligible Participant’s employment by the Company and for the longer of (i) the one-year period following his or her termination of employment, or (ii) during any remaining vesting periods of any Company Equity Awards held in which he or she continues to vest after termination of employment with the Company, the Eligible Participant will not directly or indirectly, whether on his or her own behalf or on behalf of any other party, without the prior written consent of the Company’s General Counsel (or his successor): (a) solicit, induce or encourage any of the Company’s then current employees to leave the Company or to apply for employment elsewhere; or (b) solicit or induce or attempt to induce to leave the Company, or divert or attempt to divert from doing business with the Company, any then current customers, suppliers or other persons or entities that were serviced by the Eligible Participant or whose names became known to the Eligible Participant by the virtue of his or her employment with the Company or otherwise interfere with the relationship between the Company and such customers, suppliers or other persons or entities.

These restrictions do not apply to authorized actions the Eligible Participant took in the normal course of his or her employment with the Company, such as employment decisions with respect to employees the Eligible Participant supervised or business referrals in accordance with the Company’s policies.

Non-Competition

During the Eligible Participant’s employment by the Company and for the longer of (i) the one-year period following the termination of his or her employment or (ii) during any remaining vesting periods of any Company Equity Awards held if the Eligible Participant continues to vest after termination of employment with the Company, the Eligible Participant will not, (a) directly or indirectly, own, operate, manage or control, or participate as an officer, director, employee, consultant, owner, operator, partner, member or in any other capacity in the ownership, management or control of, any person or business that solicits, performs, or provides, or attempts to perform or provide any Conflicting Services (as defined below) anywhere in the Restricted Territory (as defined below), nor will the Eligible Participant assist another person or business in an executive, management, supervisory, advisory or fiduciary capacity to solicit, perform or provide or attempt to perform or provide Conflicting Services anywhere in the Restricted Territory or (b) otherwise be employed or engaged in a comparable position to the Eligible Participant’s former position(s) at the Company, provided that the (x) Company’s Chief People Officer or General Counsel shall have the sole discretion to determine whether the Eligible Participant’s position with another person or business constitutes a “comparable position” and (y) the Eligible Participant shall be obligated to provide prior written notice of any such prospective position to PayPal’s Chief People Officer prior to accepting such position, including the Eligible Participant’s prospective title and role if employed or engaged by the other person or business, the other person’s or business’s full name and the Eligible Participant’s anticipated timing for commencing such employment or engagement and any other details PayPal’s Chief People Officer may reasonably request. The Eligible Participant may work for a government, education or Not-for-Profit Organization (as defined below) and provide board of director services to a government, education, or Not-for-Profit Organization, in each case not deemed to be Conflicting Services, provided that, in the event that the Eligible Participant seeks to work for an organization to exclusively provide services to a government, education or Not-for-Profit Organization, in each case not deemed to be Conflicting Services, the Eligible Participant must seek consent from the Company, which consent may be withheld in the Company’s sole discretion.

“Restricted Territory” means the 50 mile radius of any of the following locations: (i) any Company business location at which the Eligible Participant has worked on a regular or occasional basis during the preceding year; (ii) the Eligible Participant’s home if Eligible Participant worked from home on a regular or occasional basis; (iii) any potential business location of Company under active consideration by Company to which the Eligible Participant has traveled in connection with the consideration of that location; (iv) the primary business location of a Customer or Potential Customer; or (v) any business location of a Customer or Potential Customer where representatives of the Customer or Potential Customer with whom the Eligible Participant has been in contact in the preceding year are based.

“Customer or Potential Customer” is any person or entity who or which, at any time during the one year period prior to the Eligible Participant’s contact with such person or entity if such contact occurs during the Eligible Participant’s employment or, if such contact occurs following the termination of my employment, during the one year period prior to the date the Eligible Participant’s employment with the Company ends: (i) contracted for, was billed for, or received from the Company any product, service or process with which the Eligible Participant worked directly or indirectly during employment by the Company or about which the Eligible Participant acquired Proprietary Information (as defined in the PIIA); or (ii) was in contact with the Eligible Participant or in contact with any other employee, owner, or agent of the Company, of which contact the Eligible Participant was or should have been aware, concerning the sale or purchase of, or contract for, any product, service or process with which the Eligible Participant worked directly or indirectly during the Eligible Participant’s employment with the Company or about which the Eligible Participant acquired Proprietary Information (as defined in the PIIA); or (iii) was solicited by the Company in an effort in which the Eligible Participant involved or of which the Eligible Participant was aware.

“Conflicting Services” means any product, service, or process or the research and development thereof, of any person or organization other than the Company that directly competes with a product, service, or process, including the research and development thereof, of the Company with which the Eligible Participant worked directly or indirectly during employment by the Company or about which the Eligible Participant acquired Proprietary Information (as defined in the PIIA) during the Eligible Participant’s employment by the Company.

“Not-for-Profit Organization” means an entity exempt from tax under state law and under Section 501(c)(3) of the Code. Section 501(c)(3) only includes entities organized and operated exclusively for religious, charitable, scientific, testing for public safety, literary or educational purposes, or to foster national or international amateur sports competition or for the prevention of cruelty to children or animals. Not-for-Profit Organization shall also mean entities outside the United States exempt from local and national tax laws because they are organized and operated exclusively for purposes identical to those applicable to Section 501(c)(3) organization.

Nondisparagement

The Eligible Participant must not utter or publish (including, but not limited to, written, oral, or website, social media or similar internet-based publication) any disparaging, derogatory or negative statements, comments, or remarks concerning the Company, or the Company’s officers, directors, employees, shareholders and agents, affiliates and subsidiaries in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided, that the Eligible Participant will respond accurately and fully to any question, inquiry or request for information when required by legal process.

Cooperation

The Eligible Participant must cooperate fully with the Company and its counsel, upon request, with respect to any potential or pending proceeding (including, but not limited to, any litigation, arbitration, regulatory proceeding, investigation or governmental action) that relates at least in part to matters with which the Eligible Participant was involved while he or she was an employee or other service provider of the Company or any of its affiliates, or with which the Eligible Participant has knowledge. The Eligible Participant must render such cooperation in a timely fashion and provide Company personnel and counsel with the full benefit of the Eligible Participant’s knowledge with respect to any such matter, and must be reasonably available for interviews, depositions, or court appearances at the request of the Company or its counsel. If the Eligible Participant receives a complaint or subpoena or other legal process relating to the Company or a request for interview or to provide information concerning any existing, potential or threatened claims against the Company, the Eligible Participant must give written notice to the Company within seven days of receipt and prior to the Eligible Participant’s response to any such process or communication, unless prohibited by applicable law. The Eligible Participant must cooperate with the Company in good faith to ensure that its trade secrets and other confidential and proprietary information are not disclosed, either intentionally or inadvertently.

Company Equity Award Treatment

If the Eligible Participant’s termination of employment constitutes a Qualifying Termination as defined in this Appendix B, pursuant and subject to the terms and conditions of the Plan, the Eligible Participant will be eligible for the following Company Equity Award benefits:

(a)   Time-Based Awards. All Company Equity Awards granted at least twelve months prior to the Eligible Participant’s Separation Date that are unvested as of the date immediately prior to the Eligible Participant’s Separation Date and vest solely based on the continued service of the Eligible Participant (i.e., time-vesting awards), after taking into account any accelerated or continued vesting of outstanding time-based equity awards as provided for in Appendix A or C or other Company policies, as applicable, will be eligible to continue vesting in accordance with their original vesting schedule; provided that to the extent such a Company Equity Award is scheduled to vest more frequently than annually, any continued vesting date not falling on an anniversary of the grant date of such Company Equity Award shall be deemed to fall on the next following anniversary of such grant date, until such Company Equity Award is completely vested.

(b)   Performance-Based Awards. All Company Equity Awards granted at least twelve months prior to the Eligible Participant’s Separation Date that are unvested as of the date immediately prior to the Eligible Participant’s Separation Date and vest based on the achievement of performance targets over a given performance period, other than any AIP Shares, will remain outstanding and eligible to vest, based solely on the achievement of the applicable Company performance targets for the applicable performance period, except to the extent such awards are accelerated in accordance with Appendix A or C, as applicable. Following the end of each applicable performance period, the Company will determine the number of shares subject to such Company Equity Awards earned based on actual Company achievement of the performance goals pursuant to the terms and conditions of the applicable award agreements, and such Company Equity Awards will be settled in accordance with the terms and conditions of the applicable award agreement, on the date that similar awards held by other participants are settled.

For the avoidance of doubt, any continued vesting of Company Equity Awards pursuant to the ELTIP shall be subject to the Eligible Participant satisfying the Release/Certification Requirements set forth herein.

APPENDIX C

SEVERANCE BENEFITS (SVPS AND VPS)

Under the Plan, Eligible Participants serving as a Senior Vice President or a Vice President of the Company are eligible for the severance benefits set forth in this Appendix C if they experience a Qualifying Termination, based on their employment classification as of the Separation Date, which will be paid or provided in accordance with the terms and conditions of the Plan to which this Appendix C is attached. The definitions of capitalized terms defined in this Appendix C apply to Appendix C only, as specified herein.

Senior Vice President

Outside of a Change in Control Period
Qualifying Termination

“Qualifying Termination” will mean:

(a)   involuntary termination of the Eligible Participant’s employment by the Company for a reason other than Cause or Disability; or

(b)   solely for purposes of Company Equity Award Treatment, the Eligible Participant’s death or Disability.

Pursuant and subject to the terms and conditions of the Plan and this Appendix C, if a Senior Vice President is an Eligible Participant who experiences a Qualifying Termination Outside of a Change in Control Period, subject to such Eligible Participant’s execution and non-revocation of a Separation Agreement and Release and compliance with the Release/Certification Requirements set forth in Appendix B, such Eligible Participant shall be entitled to receive the Severance Pay Benefit, Health Benefits, Company Equity Award Treatment and Outplacement benefit set forth immediately below; provided that, if the Qualifying Termination is due to the Eligible Participant’s death or Disability, the Eligible Participant shall only be eligible for the Company Equity Award Treatment set forth immediately below and in Appendix B.

Severance Pay Benefit

Severance Pay Benefit will mean one times the sum of the Eligible Participant’s (i) annual rate of base salary immediately prior to the Separation Date and (ii) target AIP bonus amount for the year in which the Separation Date occurs.

In the event the Eligible Participant is eligible to participate in the AIP for the year prior to the year in which he or she experiences a Separation from Service, and the employee has not received any bonus under the AIP with respect to such prior year, the Eligible Participant will be eligible to receive a bonus based on the Eligible Participant’s target bonus opportunity for the individual performance component of the AIP and actual Company performance for the company performance component of the AIP, subject to Company performance meeting the applicable threshold to pay out any bonus pursuant to the terms and conditions of the AIP. Any AIP-related payment or settlement of equity pursuant this paragraph will be in accordance with the applicable terms and conditions of the AIP and will occur on the date that participants in the AIP receive their bonuses in respect of the applicable fiscal year.

Health Benefits	The Eligible Participant will be eligible for the reimbursement or payment of 12 months of the Monthly Benefit Premium Amount, or, if shorter, for the number of months until the Eligible Participant becomes covered under a group health plan maintained by a subsequent employer, or other health plans, such as Medicare.

Company Equity Award Treatment

The Eligible Participant will be eligible for the following Company Equity Award severance benefits:

(a)   Time-Based Awards. All Company Equity Awards that are unvested as of the date immediately prior to the Eligible Participant’s Separation Date and vest solely based on the continued service of the Eligible Participant (i.e., time-vesting awards) will be eligible to continue vesting until (but exclusive of) the 12-month anniversary of the Separation Date in accordance with their original vesting schedule and shall settle in shares of Stock within sixty (60) days after the applicable vesting date; provided that to the extent any such Company Equity Award is scheduled to vest more frequently than annually, any continued vesting date not falling on an anniversary of the grant date of such Company Equity Award shall be deemed to fall on the next following anniversary of such grant date.

(b)   Performance-Based Awards. All Company Equity Awards that are unvested as of the date immediately prior to the Eligible Participant’s Separation Date and vest based on the achievement of performance targets over a given performance period, other than any AIP Shares, will remain outstanding and eligible to vest if the performance period applicable to such awards is scheduled to end before the 12-month anniversary of the Separation Date, based solely on actual achievement of the applicable Company performance targets for any performance period that ends prior to the 12-month anniversary of the Separation Date, and following the end of the performance period, the Company will determine the number of shares of Stock subject to such Company Equity Awards earned based on actual Company achievement of the performance goals pursuant to the terms and conditions of the applicable award agreements, and such Company Equity Awards will be settled in accordance with the terms and conditions of the applicable award agreement on the date that similar awards held by other participants are settled, but in any case, within sixty (60) days after the applicable vesting date.

For the avoidance of doubt, any continued vesting of Company Equity Awards pursuant to this section shall be subject to the Eligible Participant satisfying the Release/Certification Requirements set forth in Appendix B.

Outplacement	The Eligible Participant will be eligible for transition program services, to the extent permitted by the Company’s transition program services policies, as they may be in effect from time to time.

Senior Vice President

Within a Change in Control Period
Qualifying Termination

“Qualifying Termination” will mean:

(a)   involuntary termination of the Eligible Participant’s employment by the Company for a reason other than Cause or Disability;

(b)   resignation by the Eligible Participant due to Good Reason; or

(c)   solely for purposes of Company Equity Award Treatment, the Eligible Participant’s death or Disability.

“Good Reason” will mean:

(a)   a material reduction in the Eligible Participant’s annual base salary;

(b)   a material reduction in the Eligible Participant’s annual target bonus opportunity;

(c)   a material reduction in the Eligible Participant’s reporting relationship and/or diminution in his or her scope of responsibilities; or

(d)   a relocation of the Eligible Participant’s principal workplace location by more than 35 miles, in each case without such Eligible Participant’s written consent and subject to the notice and cure conditions set forth in the Plan.

Pursuant and subject to the terms and conditions of the Plan and this Appendix C, if a Senior Vice President is an Eligible Participant who experiences a Qualifying Termination Within a Change in Control Period, subject to such Eligible Participant’s execution and non-revocation of a Separation Agreement and Release and compliance with the Release/Certification Requirements set forth in Appendix B, such Eligible Participant shall be entitled to receive the Severance Pay Benefit, Health Benefits, Company Equity Award Treatment and Outplacement benefit set forth immediately below; provided that, if the Qualifying Termination is due to the Eligible Participant’s death or Disability, the Eligible Participant shall only be eligible for the Company Equity Award Treatment set forth immediately below and in Appendix B.

Severance Pay Benefit

Severance Pay Benefit will mean:

(a)   One times the sum of the Eligible Participant’s (i) annual rate of base salary immediately prior to the Separation Date (without regard to any reduction by the Company that gives rise to Good Reason) and (ii) target AIP bonus amount for the year in which the Separation Date occurs; and

(b)   Prorated AIP bonus amount with performance deemed achieved at target, prorated based on the number of full months Eligible Participant was employed with the Company during the AIP performance period, to be paid in cash; provided, however, that if the Eligible Participant is eligible for a bonus for the year prior to the year in which such Eligible Participant experiences a Separation from Service pursuant to Section 5(e) of the Plan, such Eligible Participant will not receive a prorated AIP bonus amount with performance deemed achieved at target under this Section. For the avoidance of doubt, to the extent that a Company Equity Award related to the AIP is granted that vests based on the achievement of AIP performance targets over a given performance period and would settle in AIP Shares, such Company Equity Award will be cancelled and terminated on the Separation Date. Notwithstanding the foregoing, in the event the Eligible Participant is eligible to participate in the AIP (i) for the year in which he or she experiences a Separation from Service, and such Separation from Service occurs on or after December 1, or (ii) for the year prior to the year in which he or she experiences a Separation from Service, and the employee has not received any bonus under the AIP with respect to such prior year, the Eligible Participant will be eligible to receive a bonus based on the Eligible Participant’s target bonus opportunity for the individual performance component of the AIP and actual Company performance for the company performance component of the AIP, subject to Company performance meeting the applicable threshold to pay out any bonus pursuant to the terms and conditions of the AIP. Any AIP-related payment or settlement of equity pursuant this paragraph will be in accordance with the applicable terms and conditions of the AIP and will occur on the date that participants in the AIP receive their bonuses in respect of the applicable fiscal year.

Health Benefits	The Eligible Participant will be eligible for a lump sum payment of the product of (x) the Monthly Benefit Premium Amount and (y) 12, to be paid within sixty (60) days following the later of (a) the Separation Date and (b) the Change in Control.

Company Equity Award Treatment

The Eligible Participant will be eligible for the following Company Equity Award severance benefits:

(a)   Time-Based Awards. All Company Equity Awards that are unvested as of the date immediately prior to the Eligible Participant’s Separation Date and vest solely based on the continued service of the Eligible Participant, will be treated as though immediately vested on the later of (a) the Eligible Participant’s Separation Date and (b) the Change in Control. All such Company Equity Awards will be settled through the vesting and issuance or delivery of shares of Stock within sixty (60) days after the later of (a) the Eligible Participant’s Separation Date and (b) the Change in Control.

(b)   Performance-Based Awards. If a Change in Control occurs during the performance period applicable to a Company Equity Award that vests based on the achievement of performance targets over a given performance period, other than any AIP Shares, then such Company Equity Award will be subject to Section 11.2 of the Equity Incentive Award Plan. In the event the Eligible Participant’s Separation Date occurs Within the Change in Control Period and (i) on or following the consummation of the Change in Control, then such Company Equity Awards will be treated as though immediately vested on the Eligible Participant’s Separation Date, or (ii) prior to the consummation of the Change in Control, then such Company Equity Awards will be treated as though immediately vested on the consummation of the Change in Control. All such Company Equity Awards will be settled through the vesting and issuance or delivery of shares of Stock within sixty (60) days after the applicable vesting date.

Outplacement	The Eligible Participant will be eligible for transition program services, to the extent permitted by the Company’s transition program services policies, as they may be in effect from time to time.

Vice President

Outside of a Change in Control Period
Qualifying Termination

“Qualifying Termination” will mean:

(a)   involuntary termination of the Eligible Participant’s employment by the Company for a reason other than Cause or Disability; or

(b)   solely for purposes of Company Equity Award Treatment, the Eligible Participant’s death or Disability.

Pursuant and subject to the terms and conditions of the Plan and this Appendix C, if a Vice President is an Eligible Participant who experiences a Qualifying Termination Outside of a Change in Control Period, subject to such Eligible Participant’s execution and non-revocation of a Separation Agreement and Release and compliance with the Release/Certification Requirements set forth in Appendix B, such Eligible Participant shall be entitled to receive the Severance Pay Benefit, Health Benefits, Company Equity Award Treatment and Outplacement benefit set forth immediately below; provided that, if the Qualifying Termination is due to the Eligible Participant’s death or Disability, the Eligible Participant shall only be eligible for the Company Equity Award Treatment set forth immediately below and in Appendix B.

Severance Pay Benefit

Severance Pay Benefit will mean 0.5 times the sum of the Eligible Participant’s (i) annual rate of base salary immediately prior to the Separation Date and (ii) target AIP bonus amount for the year in which the Separation Date occurs.

In the event the Eligible Participant is eligible to participate in the AIP for the year prior to the year in which he or she experiences a Separation from Service, and the employee has not received any bonus under the AIP with respect to such prior year, the Eligible Participant will be eligible to receive a bonus based on the Eligible Participant’s target bonus opportunity for the individual performance component of the AIP and actual Company performance for the company performance component of the AIP, subject to Company performance meeting the applicable threshold to pay out any bonus pursuant to the terms and conditions of the AIP. Any AIP-related payment or settlement of equity pursuant this paragraph will be in accordance with the applicable terms and conditions of the AIP and will occur on the date that participants in the AIP receive their bonuses in respect of the applicable fiscal year.

Health Benefits	The Eligible Participant will be eligible for the reimbursement or payment of 6 months of the Monthly Benefit Premium Amount, or, if shorter, for the number of months until the Eligible Participant becomes covered under a group health plan maintained by a subsequent employer, or other health plans, such as Medicare.

Company Equity Award Treatment

The Eligible Participant will be eligible for the following Company Equity Award severance benefits:

(a)   Time-Based Awards. All Company Equity Awards that are unvested as of the date immediately prior to the Eligible Participant’s Separation Date and vest solely based on the continued service of the Eligible Participant (i.e., time-vesting awards) will be eligible to continue vesting until (but exclusive of) the 12-month anniversary of the Separation Date in accordance with their original vesting schedule and shall settle in shares of Stock within sixty (60) days after the applicable vesting date; provided that to the extent any such Company Equity Award is scheduled to vest more frequently than annually, any continued vesting date not falling on an anniversary of the grant date of such Company Equity Award shall be deemed to fall on the next following anniversary of such grant date.

(b)   Performance-Based Awards. All Company Equity Awards that are unvested as of the date immediately prior to the Eligible Participant’s Separation Date and vest based on the achievement of performance targets over a given performance period, other than any AIP Shares, will remain outstanding and eligible to vest if the performance period applicable to such awards is scheduled to end before the 12-month anniversary of the Separation Date, based solely on actual achievement of the applicable Company performance targets for any performance period that ends prior to the 12-month anniversary of the Separation Date, and following the end of the performance period, the Company will determine the number of shares of Stock subject to such Company Equity Awards earned based on actual Company achievement of the performance goals pursuant to the terms and conditions of the applicable award agreements, and such Company Equity Awards will be settled in accordance with the terms and conditions of the applicable award agreement on the date that similar awards held by other participants are settled, but in any case, within sixty (60) days after the applicable vesting date.

For the avoidance of doubt, any continued vesting of Company Equity Awards pursuant to this section shall be subject to the Eligible Participant satisfying the Release/Certification Requirements set forth in Appendix B.

Outplacement	The Eligible Participant will be eligible for transition program services, to the extent permitted by the Company’s transition program services policies, as they may be in effect from time to time.

Vice President

Within a Change in Control Period
Qualifying Termination

“Qualifying Termination” will mean:

(a)   involuntary termination of the Eligible Participant’s employment by the Company for a reason other than Cause or Disability;

(b)   resignation by the Eligible Participant due to Good Reason; or

(c)   solely for purposes of Company Equity Award Treatment, the Eligible Participant’s death or Disability.

“Good Reason” will mean:

(a)   a material reduction in the Eligible Participant’s annual total target cash compensation (which is comprised of his or her annual base salary rate and annual target bonus opportunity under the AIP); or

(b)   a relocation of the Eligible Participant’s principal workplace location by more than 35 miles, in each case without such Eligible Participant’s written consent and subject to the notice and cure conditions set forth in the Plan.

Pursuant and subject to the terms and conditions of the Plan and this Appendix C, if a Vice President is an Eligible Participant who experiences a Qualifying Termination Within a Change in Control Period, subject to such Eligible Participant’s execution and non-revocation of a Separation Agreement and Release and compliance with the Release/Certification Requirements set forth in Appendix B, such Eligible Participant shall be entitled to receive the Severance Pay Benefit, Health Benefits, Company Equity Award Treatment and Outplacement benefit set forth immediately below; provided that, if the Qualifying Termination is due to the Eligible Participant’s death or Disability, the Eligible Participant shall only be eligible for the Company Equity Award Treatment set forth immediately below and in Appendix B.

Severance Pay Benefit

Severance Pay Benefit will mean:

(a)   0.5 times the sum of the Eligible Participant’s (i) annual rate of base salary immediately prior to the Separation Date (without regard to any reduction by the Company that gives rise to Good Reason) and (ii) target AIP bonus amount for the year in which the Separation Date occurs; and

(b)   Prorated AIP bonus amount with performance deemed achieved at target, prorated based on the number of full months Eligible Participant was employed with the Company during the AIP performance period, to be paid in cash; provided, however, that if the Eligible Participant is eligible for a bonus for the year prior to the year in which such Eligible Participant experiences a Separation from Service pursuant to Section 5(e) of the Plan, such Eligible Participant will not receive a prorated AIP bonus amount with performance deemed achieved at target under this Section. For the avoidance of doubt, to the extent that a Company Equity Award related to the AIP is granted that vests based on the achievement of AIP performance targets over a given performance period and would settle in AIP Shares, such Company Equity Award will be cancelled and terminated on the Separation Date.

Health Benefits	The Eligible Participant will be eligible for a lump sum payment of the product of (x) the Monthly Benefit Premium Amount and (y) 6, to be paid within sixty (60) days following the later of (a) the Separation Date and (b) the Change in Control.

Company Equity Award Treatment

The Eligible Participant will be eligible for the following Company Equity Award severance benefits:

(a)   Time-Based Awards. All Company Equity Awards that are unvested as of the date immediately prior to the Eligible Participant’s Separation Date and vest solely based on the continued service of the Eligible Participant, will be treated as though immediately vested on the later of (a) the Eligible Participant’s Separation Date and (b) the Change in Control. All such Company Equity Awards will be settled through the vesting and issuance or delivery of shares of Stock within sixty (60) days after the later of (a) the Eligible Participant’s Separation Date and (b) the Change in Control.

(b)   Performance-Based Awards. If a Change in Control occurs during the performance period applicable to a Company Equity Award that vests based on the achievement of performance targets over a given performance period, other than any AIP Shares, then such Company Equity Award will be subject to Section 11.2 of the Equity Incentive Award Plan. In the event the Eligible Participant’s Separation Date occurs Within the Change in Control Period and (i) on or following the consummation of the Change in Control, then such Company Equity Awards will be treated as though immediately vested on the Eligible Participant’s Separation Date, or (ii) prior to the consummation of the Change in Control, then such Company Equity Awards will be treated as though immediately vested on the consummation of the Change in Control. All such Company Equity Awards will be settled through the vesting and issuance or delivery of shares of Stock within sixty (60) days after the applicable vesting date.

Outplacement	The Eligible Participant will be eligible for transition program services, to the extent permitted by the Company’s transition program services policies, as they may be in effect from time to time.

PayPal Holdings, Inc.

Executive Change in Control and Severance Plan

Form Letter Agreement for Executives with Individual Separation Protection Agreements (“Participation Agreement”)

Employee Name

Employee Address

Re:	The PayPal Holdings, Inc. Executive Change in Control and Severance Plan

Dear [Employee Name]1:

This letter agreement (“Letter Agreement”) relates to the PayPal Holdings, Inc. Executive Change in Control and Severance Plan, as amended from time to time (the “Plan”).

Through this Letter Agreement, you are being offered the opportunity to become a participant in the Plan (a “Participant”), and thereby to be eligible to receive the severance benefits set forth therein. A copy of the Plan is attached to this Letter Agreement. You should read it carefully and become comfortable with its terms and conditions, and those set forth below.

By signing below, you will be acknowledging and agreeing to the following provisions:

(a)	that you have received and reviewed a copy of the Plan;

(b)	that capitalized terms not defined in this Letter Agreement will have the meaning assigned to them in the Plan;

(c)	that participation in the Plan requires that you agree irrevocably and voluntarily to the terms of the Plan and the terms set forth below; and

(d)	that you have had the opportunity to carefully evaluate this opportunity, and desire to participate in the Plan according to the terms and conditions set forth herein.

Subject to the foregoing, we invite you to become a Participant in the Plan. Your participation in the Plan will be effective upon your signing and returning this Letter Agreement to the Company.

NOW, THEREFORE, you and the Company (hereinafter referred to as “the parties”) hereby AGREE as follows:

1.	The Company and you have previously entered into that certain offer letter dated as of [ • ] and as thereafter supplemented and amended from time to time (the “Employment Agreement”).

2.	If you incur a Qualifying Termination, you will receive the Severance Benefits set forth in Section 5 of the Plan (the “Severance Benefits”).

3.

As a condition of receiving the Severance Benefits (other than any Accrued Benefits), you must (i) execute and accept the terms and conditions of, and the effectiveness of, a Separation Agreement and Release and such Release must become irrevocable within sixty (60) days following your Separation Date, (ii) comply with the terms and conditions of the Plan and (iii) promptly resign from any position as an officer, director or fiduciary of the Company or any Company-related entity.

[1]	This Letter Agreement was only for those executives who previously had an individual agreement with severance protections.

4.

In consideration of becoming eligible to receive the Severance Benefits provided under the terms and conditions of the Plan, you agree to waive any and all rights, benefits, and privileges to severance benefits that you might otherwise be entitled to receive under the Employment Agreement or any other plan or arrangement.

5.

You understand that the waiver set forth in Section 4 above is irrevocable for so long as this Letter Agreement is in effect, and that this Letter Agreement and the Plan set forth the entire agreement between the parties with respect to any subject matter covered herein.

6.

Notwithstanding anything herein to the contrary, if a Change in Control occurs while you are a Participant in the Plan, in no event will your status as a Participant in the Plan end prior to the end of the twenty-four (24) month period beginning on a Change in Control regardless of when any written notification is given to you terminating your participation in the Plan (including any written notification given prior to such Change in Control).

7.

Your participation in the Plan will continue in effect following any Qualified Termination that occurs while you are a Participant in the Plan with respect to all rights and obligations accruing as a result of such termination.

8.

You recognize and agree that your execution of this Letter Agreement results in your enrollment and participation in the Plan, that you agree to be bound by the terms and conditions of the Plan and this Letter Agreement, and that you understand that this Letter Agreement may not be terminated, modified or amended in any manner that is adverse to you, without your consent.

PayPal Holdings, Inc.

By

ACCEPTED AND AGREED TO this  day of ___________, ________.

Your Name (printed)

Your Signature

PayPal Holdings, Inc.

Executive Change in Control and Severance Plan

Form Consent for Executives with Previous Individual Separation Protection Agreements

Employee Name

Employee Address

Re:	Amendment to PayPal Holdings, Inc. Executive Change in Control and Severance Plan

Dear [Employee Name]2:

This letter agreement (“Letter Agreement”) relates to the PayPal Holdings, Inc. Executive Change in Control and Severance Plan, as amended from time to time (the “Plan”).

PayPal Holdings, Inc. (the “Company”) amended the Plan, effective as of July 1, 2021. A copy of the Plan, as amended and restated, is attached to this Letter Agreement. You should read it carefully and become comfortable with its terms and conditions.

By signing below, you acknowledge and agree that:

(a)	you have received and reviewed a copy of the Plan, as amended and restated; and

(b)	you affirmatively consent to the Plan, as amended and restated.

PayPal Holdings, Inc.

By

ACCEPTED AND AGREED TO this  day of ___________, ________.

Your Name (printed)

Your Signature

[2]	This Letter Agreement was only for those executives who previously had an individual agreement with severance protections.